UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	December 28, 2009

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2009, as expected, TierOne Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) advising that because the Company has not maintained a minimum bid price of $1.00 per share for the previous 30 consecutive business days, the Company is not in compliance with the listing requirement under NASDAQ Marketplace Rule 5450(a)(1).

In accordance with NASDAQ Marketplace rules, the Company has 180 calendar days, or until June 28, 2010, to regain compliance with the minimum bid rule.  If prior to June 28, 2010 the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ will notify the Company of its return to compliance.  In the event the Company’s common stock does not regain compliance within the 180-day period, NASDAQ will issue the Company a delisting letter, which the Company may appeal.  The Company is currently evaluating its options and intends to take the appropriate steps to retain NASDAQ listing compliance.

The Company issued a press release announcing its receipt of the letter from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

99.1           Press Release of TierOne Corporation, dated December 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: December 29, 2009	By:	/s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom Chairman of the Board and Chief Executive Officer

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TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release of TierOne Corporation, dated December 29, 2009.

-Exhibit Index-